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                                      EXHIBIT A


Set forth below is a narrative update to Registrant's Form 10-K Annual Report for the year ended June 30, 1996, Item 1 "Business" regarding changes in Registrant's business as a result of the October 25, 1996 merger with Supercuts, Inc. (Supercuts). This update is in addition to information provided in the Registrant's filing on Form S-4 dated September 24, 1996 (File No. 333-12099), and filings on Form 10-Q for the quarters ended December 31, 1996, and March 31, 1997, regarding changes in the Registrant's business, as a result of the October 25, 1996 merger with Supercuts.

-   BACKGROUND AND INDUSTRY

    Regis Corporation (the "Company"), based in Minneapolis, is the largest owner, operator and franchisor of hair and retail product salons in the world. The Regis worldwide operations include 3,253 hairstyling salons at March 31, 1997 operating in six divisions: REGIS HAIRSTYLISTS, SUPERCUTS, MASTERCUTS, TRADE SECRET, WAL-MART and INTERNATIONAL. Worldwide operations include 2,444 company-owned salons, 751 franchised SUPERCUTS salons and 58 other franchised salons operating primarily in the TRADE SECRET division. The Company has more than 25,000 employees worldwide (excluding franchisee operations).

-   BUSINESS STRATEGY

    The Company's business strategy maintains its consistent focus on Quality Service, Multiple Salon Concepts, High Quality Haircare Products, Control over Salon Operations, Economics of Scale and high traffic/visibility locations in the retail marketplace. This strategy has been complemented by the October 25, 1996 merger with Supercuts, as follows:

    / / Although the Company had previously entered the franchising business, through its 1994 acquisition of the Trade Secret division, the merger with Supercuts adds 751 franchised Supercuts salons, similar in concept and format to the Company's MasterCuts division. The Company intends to continue Supercuts commitment to franchising and its franchisees, utilizing the continuing skills and competencies of certain Supercuts employees who will remain in a California office, complemented by added franchising and training staff at the Company's Minneapolis, Minnesota corporate headquarters.

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    / /  Company-owned Supercuts salons (totaling 422 salons at March 31, 1997)
         are very similar in format, service and product mix, price point and employee staffing to that of the company-owned MasterCuts division salons (totaling 350 salons at March 31, 1997).

    / / Prior to the merger with Supercuts, the Company's United States operations were primarily committed to a strategy of "enclosed mall-based" salons. The salons are designed to be aesthetically appealing and attractive to enclosed mall shoppers in order to provide a steady source of new business.

         The merger with Supercuts positions the Company in the rapidly growing "strip shopping center" segment of the retail haircare market in the United States. Supercuts salons, company-owned and franchised, are in strip shopping centers located in all regions of the United States, other than the Midwest, and concentrated in primary population centers or markets. The Company intends to continue to focus the future growth of the Supercuts division in strip shopping centers across the United States, as it adds additional company-owned Supercuts salons, and assists current and new franchisees in their expansion and market development. The Company believes the growth opportunities in the "strip shopping center" segment of the retail haircare market in the United States are vast, and will complement the Company's continuing growth of other divisions. The Company does not intend to refocus other divisions, now located in enclosed shopping malls throughout the United States into the strip shopping center segment of the retail haircare market, nor does it intend to refocus Supercuts into the enclosed shopping mall segment of the retail haircare market in the United States. Other than Puerto Rico, Supercuts has no international operations. The Company may elect to grow the Supercuts division through international expansion, but any such plans have not been finalized.


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